UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023 (August 9, 2023)

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146

(Address of principal executive offices and Zip Code)

(918) 622-4522

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.20 par value	EDUC	NASDAQ
(Title of class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 9, 2023, Educational Development Corporation (the “Company”) executed the Third Amendment to the Existing Credit Agreement (“Amendment”) with BOKF, NA (the “Lender”). The Revolving Loan Maturity date extends to January 31, 2024. This amendment steps down the revolving commitment from $13,500,00,0 at the time of the amendment, to $4,000,000 at January 31, 2024. The amendment also requires the Company to list its real estate property located at 10302 East 55th Place, Tulsa, Oklahoma 74146 for sale; among other lesser items.

The foregoing descriptions of the Amendment and Amended Credit Agreement are not complete and is qualified in all respects subject to the actual provisions of the Amendment and Amended Credit Agreement, copies of which have been filed as Exhibits 10.01 and 10.02, respectively, are incorporated by reference herein.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)         EXHIBITS

Exhibit Number	Description
10.01	Third Amendment to Credit Agreement dated August 9, 2023 by and between the Company and BOKF, NA, Tulsa, OK
10.02	Amended Credit Agreement, dated August 9, 2022, conformed through Third Amendment to Credit Agreement dated August 9, 2023, by and between the Company and BOKF, NA, Tulsa, OK
99.1	Press Release dated August 16, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Educational Development Corporation

By:            /s/ Craig M. White

              Craig M. White

              President and Chief Executive Officer

Date:         August 16, 2023